UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 19, 2010

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Restricted Stock

On May 19, 2010, our Compensation Committee approved a grant of shares of restricted stock pursuant to our amended and restated 2006 Incentive Plan to our Executive Officers and the other members of our senior management team that are structured to satisfy the ordinary annual awards to senior management through 2012. These shares of restricted stock were issued on May 19, 2010 (the “Issue Date”) and 100% of the award will vest on the three-year anniversary of the Issue Date if both a time-based and a market-based condition are met. To satisfy the time-based vesting condition, the recipient must continue to be employed by us on the three-year anniversary of the Issue Date (unless otherwise specified in the executive’s restated employment agreement). To satisfy the market-based condition, either (i) the volume-weighted average price (VWAP) of our common stock for the period beginning on the first day following the release of our fourth quarter earnings results for the 2012 fiscal year and ending on the three-year anniversary of the Issue Date (the “Measurement Period”) must meet or exceed the closing price of our common stock on the Issue Date of $7.88 (the “primary market-based condition”) or (ii) both (x) the VWAP of our common stock for the Measurement Period is less than $7.88 per share but greater than or equal to $7.00 per share and (y) the Company’s book value per share at March 31, 2013 is greater than or equal to the Company’s book value on March 31, 2010, calculated on a pro-forma basis to include these awards (the “secondary market-based condition”). Unless both the time-based and market-based (either the primary or secondary) conditions are met, 100% of the restricted stock awards will be forfeited.

Vesting of these stock awards will be accelerated pursuant to the terms of any effective employment agreement between the recipient and the Company in accordance with the terms of the employment agreements (the “Employment Agreements”). The awards also modified the Employment Agreements, with respect to these awards only, to provide that (i) in no event shall the performance-based vesting condition be accelerated unless such acceleration is a result of death, disability or a Change of Control (as defined in the Employment Agreements), and (ii) in no event shall the time-based vesting condition be accelerated in the case of a voluntary termination of employment, whether or not for Good Reason (as defined in the Employment Agreements) or, in the case of Retirement (as defined in the Employment Agreements).

The restricted stock awards were issued in the following amounts to the Executive Officers:

Name	Position	Number of Shares of Restricted Stock
Timothy J. Conway	Chairman and Chief Executive Officer	368,421
Peter A. Schmidt-Fellner	Chief Investment Officer	328,947
John K. Bray	Chief Financial Officer	289,474
David R. Dobies	Managing Director, Head Middle Market Origination	184,211
Robert T. Clemmens	Chief Credit Officer	250,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 21, 2010	By:	/s/ JOHN K. BRAY
John K. Bray
Chief Financial Officer